UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                     Current Report Pursuant to Section 13
                    of the Securities Exchange Act of 1934

       Date of Report (Date Earliest Event reported) -- December 1, 2004
                             (November 30, 2004)

                               MDC PARTNERS INC.

            (Exact name of registrant as specified in its charter)


            Ontario                      001-13718              98-0364441
(Jurisdiction of Incorporation)   (Commission File Number)    (IRS Employer
                                                            Identification No.)

              45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
             (Address of principal executive offices and zip code)

                                (416) 960-9000
                        (Registrant's Telephone Number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 7.01. Regulation FD Disclosure.

On November 30, 2004, the Company issued a press release announcing, among other things, that it currently expects to file its Quarterly Report on Form 10-Q for the period ended September 30, 2004 by December 6, 2004. The press release is attached as Exhibit 99.1 hereto.

This current report, including the exhibit attached hereto, contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in the Company's other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

The foregoing information (including the exhibit hereto) is being furnished under "Item 7.01. Regulation FD Disclosure." Such information (including the exhibit hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this current report and the furnishing of this information pursuant to Items 7.01 and 9.01 do not mean that such information is material or that disclosure of such information is required.


Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release dated as of December 1, 2004, relating to the expected filing by the Company of its Quarterly Report on Form 10-Q for the period ended September 30, 2004.

                                  Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


Date: December 1, 2004                   MDC Partners Inc.

                                         By:
                                              /s/  Glenn Gibson
                                              Glenn Gibson
                                         B    Senior Vice President, Finance


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